SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  May 1, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)
(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On May 1, 2011, the final transactions provided for in the Asset Purchase Agreement dated December 29, 2010 between the Company’s unconsolidated joint venture, Akorn-Strides, LLC (the “JV Company”) and Pfizer, Inc. (“Pfizer”) were consummated. Pursuant to the Asset Purchase Agreement, Pfizer acquired the JV Company’s right, title and interest to all of its abbreviated new drug applications (“ANDAs”) for a cash purchase price of $63.2 million.  The Asset Purchase Agreement contained an initial closing date of December 29, 2010 and a final closing date of May 1, 2011.  Right, title and interest to all of the JV Company’s dormant and in-development generic pharmaceutical products was transferred on December 29, 2010, while right, title and interest to its actively marketed generic pharmaceutical products was transferred on May 1, 2011.  Upon transferring the actively marketed products to Pfizer on the final closing date, the JV Company completed the disposition of its ANDAs and ceased operations.  The Company has attached as Exhibit 99.1 unaudited pro forma condensed consolidated financial statements to illustrate the pro forma effects of this significant disposition of assets.

The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits. The following is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit .

99.1	Unaudited pro forma condensed consolidated financial statements of Akorn, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  May 5, 2011